Exhibit 10.3

PROMISSORY NOTE

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

$131,000 US	May 27, 2008
San Francisco, CA

FOR VALUE RECEIVED, IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), promises to pay to the order of Jonathan Miller, a citizen of the United States and Renee Rilloraza, a citizen of the Philippines, or their registered assigns (the “Holder”), the principal sum of $131,000 US. All principal shall be due and payable ninety days from the closing of the Share Exchange Agreement on May 27, 2008 (the “Maturity Date”).

This Note is issued pursuant to the Share Exchange Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) dated as of May 21, 2008, by and between the Company and Holder. Capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.        Prepayment. This Note may be prepaid as in whole or in part at any time prior to the Maturity Date.

2.        Failure to Pay Principal. In the event the Company does not pay any part of the Obligations when due (the “Break-up”), (i) the Company shall deliver a notice to the Holder informing the Company of the Break-up (the “Notice”); (ii) the Holder shall automatically resume ownership of Asia Premier Executive Suites, Inc. after the expiration of a thirty (30) day cure period; and (iii) there shall be no further obligations of the Company or the Holder hereunder.

3.        Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of each of the Company and the Holder.

4.        Transfer of this Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Holder without the prior written consent of the other party. In addition, this

Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. The respective rights and obligations of the Company and the Holder shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

5.        Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

6.        Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the intended recipient as set forth in the Purchase Agreement or on the register maintained by the Company. The Company and the Holder may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

7.        Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws provisions of the State of Delaware or of any other state. In the event of any dispute between the Company and the Holder arising out of the terms of this Note, the Company and the Holder hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Delaware for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

IA GLOBAL, INC.

By:	/s/ Derek Schneideman
Name:	Derek Schneideman
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Jonathan Miller

By: /s/ Jonathan Miller

Jonathan Miller

Renee Rilloraza

By: /s/ Renee Rilloraza

Renee Rilloraza